  EXHIBIT 99.1

TPT Global Tech signs Strategic Partnership with Setelia, a $50M per year European Technology certification company as it prepares for 5G deployment in Rural America

SAN DIEGO, CA / ACCESSWIRE / October 15, 2019 / TPT Global Tech, Inc. ("TPTG or the Company") (OTCQB:TPTW) announces today that it has executed a Strategic Partnership agreement with Setelia SAS headquartered in Paris France. Through the Strategic partnership Setelia will certify and market TPT Global Tech's 3D Smartphone and Mobile TV, VOD and Social Media platform to its 14 mobile provider clients throughout Europe, Middle East and Africa. Setelia's largest Mobile client is France Telecom or Orange Mobile which has 256 Million customers worldwide.

Founded in 2005 by Charbel Sebaali and Malek Ouadi, both fascinated by mobile technology, telecoms and IT development, Setelia now has a strategic footprint in France, Belgium, UK, Spain, the Netherlands and Lebanon Middle East. Boasting a proud track recordin telecoms, which has included working with the main telecoms operators and manufacturers, the company has successfully extended its expertise area to digital transformation and innovation for a wide range of corporate clients. Thanks to its growing and diversified services portfolio, Setelia is ideally-placed to design and manage end-to-end, tailor-made solutions, both locally and on the international market.

TPT Global Tech will market Setelia's products and Services in the United States and Latin America. Setelia is an expert in the area of IT, Network and Mobile technologies. Setelia supports its customers with a rich understanding of the Telecom sector and its challenges and delivers an in-depth expertise in IT Network and Mobile technologies with experience in large scale project.

"The TPT Global Tech, Setelia Strategic Partnership is one more step in TPT Global Tech's preparation to Launch its 5G initiative in Rural America. The expertise that the Setelia team brings to our 5G effort in the United State we believe will prove invaluable in our corporate initiatives and execution. The strategic decision to partner with Setelia we believe will have a positive direct effect on our TPTW Financial statement and accelerates our marketing campaign to launch 5G Technology to Rural America. It also sets the stage for TPTG to deliver Mobile TV, Internet, Media Content and Phone services across 10 Midwestern States, Europe, Middle East and Africa utilizing our proprietary Network and Media delivery broadcast platform at the same time creating opportunities for the company to up list to a major exchange," said Stephen Thomas CEO TPTG.

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings and pursuit of new markets are forward looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

About TPT Global Tech

TPT Global Tech Inc. (OTC:TPTW) based in San Diego, California, is a Technology/Telecommunications Media Content Hub for Domestic and International syndication and also provides Technology solutions to businesses domestically and worldwide. TPT Global offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT's also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories and Global Roaming Cellphones.

Contact:

Frank Benedetto
619-915-3422

SOURCE: TPT Global Tech, Inc.